Stock Purchase Agreement

This AGREEMENT (the “Agreement”) is entered into this ___ day of _____________, 20___ between Nexus Enterprise Solutions INC. (“SELLER”) domiciled in Florida and _______________________ (“BUYER”) (collectively, “The Parties”).

RECITALS

WHEREAS, Nexus Enterprise Solutions is a private company with the intent of filling a registration statement at some point in the future;

WHEREAS, Seller is the current owner of ____________ shares of Nexus Enterprise Solutions common stock free and clear of all liens and any encumbrances and desires to sell the Nexus Enterprise Solutions Shares to the Buyer, and Buyer desires to purchase ________________ Nexus Enterprise Solution Inc.  Shares from Seller, at ___________ per share for a total purchase price of $__________ (the” Purchase Price”).

WHEREAS, Seller and buyer both agree and acknowledge that this private transaction may occur at a per share price below the market price for Nexus Enterprise Solutions on the day of the transaction.

WHEREARES, Buyer has reviewed the documents relating to Nexus Enterprise Solutions that are available to the general public.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agrees as follows:

1.

Incorporation by reference. The above recitals are true and correct and are incorporated by reference herein.

2.

Purchase and Sale. Subject to upon the terms and conditions contained herein, on or about ______________ (the “Closing Date”), Seller shall transfer, assign, convey and deliver to the Buyer, or its designated representative, and Buyer shall purchase from Seller, the Nexus Enterprise Solutions Shares in exchange for the Purchase Price.

3.

Closing. Subject to the conditions precedent set forth herein, the purchase of the Nexus Enterprise Solutions Shares shall take place on the Closing Date in person or by express courier  (such as FedEx), or such other location or manager as may be agreed by the Parties.

4.

 Obligations of Parties; Manner of Sale. At the closing, the Seller shall deliver to the Buyer (or its representative) the certificates evidencing the Nexus Enterprise Solutions Shares, together with a blank, executed stock power to enable transfer of

5.

Seller hereby sells the NEXUS ENTERPRISE SOLUTIONS Shares to Buyer, and Buyer shall purchase the NEXUS ENTERPRISE SOLUTIONS Shares from Seller by delivery of a cashiers check in the amount of the Purchase Price. The sale of the NEXUS ENTERPRISE SOLUTIONS  Shares to Buyer is being made by Seller pursuant to one or more applicable exemptions from registration under the Securities ACT of 1933, as amended (“the Act”), including but not limited to the Section 4(1) exemption for transactions by a person not an issuer underwriter or dealer, as more particularly commonly described as a Section “4(1-1/2)” transaction, in reliance upon Buyer’s representations herein that it meets the standards of sophistication and risk bearing at that required for a private placement under Section 4(2) of the Act and has had adequate access to information concerning SDWI. The Parties acknowledge and agree that no general solicitation or public advertisement was made with respect to the sale of the NEXUS ENTERPRISE SOLUTIONS Shares contemplated hereby.

6.

Representations and Warranties of the Seller. The seller represents and warrants to the Buyer that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

A.

Title to Stock. Immediately prior to the consummation of the transaction contemplated hereby on the Closing Date, the Seller shall be the sole equitable and legal owner of NEXUS ENTERPRISE SOLUTIONS Shares and will have full right, power and authority to sell and convey the NEXUS ENTERPRISE SOLUTIONS  Shares to Buyer and such shares will be free and clear of any and all liens, mortgages, pledges, or other rights or encumbrances whatever, disclosed or undisclosed (other than restrictions imposed by local, state and federal securities laws, rules or regulations).

B.

Authorization and Validity. This Agreement has been duly executed and delivered by Seller and constitutes legal, valid and binding obligations of the Seller, enforceable in accordance with its respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or the availability of equitable remedies.

C.

Consents/Approval/Conflict. Except for compliance with applicable local, federal and state securities laws, rules and regulations, to the best of Seller’s knowledge, no consent, approval authorization or order of any court or governmental agency or other body is required for the Parties to consummate the sale of the NEXUS ENTERPRISE SOLUTIONS Shares. Neither the execution, deliver consummation or performance of this Agreement shall conflict with or constitute a breach of any agreement to which the Seller is bound nor, to the best of the Seller’s knowledge and belief, any existing law, rule, regulation, or any decree of any court or governmental department, agency, commission, board or bureau, domestic or foreign, having jurisdiction over the Seller, nor result in the creation of any lien or other encumbrance upon the common shares.

D.

Passive Investment. Seller holds the NEXUS ENTERPRISE SOLUTIONS Shares as a passive investment, and has no management power or involvement NEXUS ENTERPRISE SOLUTIONS affairs.

7.

Representations and Warranties of the Buyer. The Buyer hereby represents and warrants to the Seller that the following are true and correct through the Closing Date as if made on that date:

A.

Authorization and Validity. The execution, delivery and performance by the Buyer of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by the Buyer. This Agreement has been duly executed by the Buyer and constitutes legal, valid and binding obligations of Buyer, enforceable against the Buyer in accordance with its respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or the availability of equitable remedies

B.

Consents/Approvals Conflict. Except for compliance with applicable federal and state securities laws, no consent, approval, authorization or order of any court or governmental agency or other body is required for the Parties to consummate the sale of the NEXUS ENTERPRISE SOLUTIONS Shares. Neither the execution, delivery, consummation or performance of this Agreement shall conflict with or constitute a breach of any agreement to which the Buyer is a party or by which it is bound nor, to the best of Buyer’s knowledge and belief, any existing law rule regulation, or any decree of any court or governmental department, agency, commission, board or bureau, domestic or foreign having jurisdiction over the Buyer.

C.

Investment Intent. The Buyer is acquiring the NEXUS ENTERPRISE SOLUTIONS Shares for its own account for investment and not with a view to or sale or other disposition in connection with, any distribution of all or any part thereof.

D.

Disclosure of Information. The buyer has been furnished with, and is otherwise satisfied that it has, sufficient information regarding NEXUS ENTERPRISE SOLUTIONS and its business, assets, liabilities, results of operations and financial condition to allow the Buyer to make an informed decision regarding this Agreement. Buyer acknowledges and agrees that Seller does not make any representations, warranties or guarantees what so ever about the value of the NEXUS ENTERPRISE SOLUTIONS Shares or NEXUS ENTERPRISE SOLUTIONS  business, assets, liabilities, results of operations or financial conditions.

E.

Investment Experience. Buyer acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment such as the NEXUS ENTERPRISE SOLUTIONS Shares. The Buyer also acknowledges that it has reviewed the publicly available financial and corporate records of NEXUS ENTERPRISE SOLUTIONS through the date of this Agreement. Buyer represents that the Buyer is a financially sophisticated and an accredited investor such as term is defined in Rule 501(a) of Regulation D under the Act and, as such, is capable of bearing the substantial economic risks associated with a purchase and investment in the highly speculative securities of NEXUS ENTERPRISE SOLUTIONS including total loss of the investment.

F.

Nature of Shares Acquired. The Buyer expressly acknowledges and agrees that the NEXUS ENTERPRISE SOLUTIONS Shares held by Seller may be deemed “affiliate” of SDWI under the Act. Further, the NEXUS ENTERPRISE SOLUTIONS Shares have been acquired by Buyer in a “private placement” transaction from NEXUS ENTERPRISE SOLUTIONS exempt from registration requirements under Section 5 of the Act and as such are likely deemed “restricted securities” under Rule 144 promulgated under the Act. Therefore, the certificates representing the NEXUS ENTERPRISE SOLUTIONS Shares shall bear a restrictive legend and, for subsequent transfer, shall require that either be an effective registration statement filed under the Act or that an exception from registration under the Act be applicable to such transfer. The Buyer further acknowledges that the agreement to sell NEXUS ENTERPRISE SOLUTIONS Shares herein is solely between the Buyer and the Seller and not any representative of NEXUS ENTERPRISE SOLUTIONS, if given or made, any information or representation regarding NEXUS ENTERPRISE SOLUTIONS must not be relied upon as having been authorized by NEXUS ENTERPRISE SOLUTIONS.

8.

Miscellaneous.

    A.     Assignment. This Agreement and the rights granted hereunder may     not be assigned in whole or in part by any of the parties   without prior written consent of the other parties.

B.

Further Assurance. All parties hereto shall execute and deliver such other reasonable and customary instruments and do such other reasonable and customary acts as may be necessary to carry out the intent and purposes of this Agreement.

C.

Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms and the singular form of nouns and pronouns shall include the plural and vice versa.

D.

Captions. The captions contained in this Agreement are only as a matter of convenience and in no way define, limit, extend or prescribe the scope of this Agreement or the intent of any of the provisions hereof.

E.

Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the matter hereof. It supersedes all prior negotiations, letters and understandings relating to the subject matter hereof.

F.

Amendment. This Agreement may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement or modification is sought.

G.

Effect of Waiver. The failure of any party at any time or times to require performance of any provision of this Agreement will in no manner affect the right to enforce the same. The waiver by any party of any breach of any provision of this Agreement will not be construed to be a waiver by any such party of any succeeding breach of that provision or a waiver by such party of any breach of any other provision.

H.

Construction. This Agreement shall be construed within the fair meaning of each of its terms and not against the party drafting the document.

I.

Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

                                                              [SIGNATURE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have respectively caused this Agreement to be executed below by persons thereunto duly authorized, as of the date first written above.

As to: Nexus Enterprise Solutions INC. Seller

By:_______________________________                                  Date:_____________

    John Limansky CEO

As to: __________________  Buyer

Authorized Signature:______________________________        Date: ____________

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